Exhibit 99.1
YAHOO! CO-FOUNDER JERRY YANG NAMED CHIEF EXECUTIVE OFFICER
TERRY SEMEL NAMED NON-EXECUTIVE CHAIRMAN
SUE DECKER NAMED PRESIDENT
Yang and Decker to Focus on Realizing Yahoo!’s Strategic Vision by Accelerating Execution, Further
Strengthening Leadership and Fostering a Culture of Winning
Sunnyvale, Calif., June 18, 2007 — Yahoo! Inc. (Nasdaq: YHOO), a leading global Internet company, today announced that the Board of Directors has appointed Jerry Yang, Yahoo! co-founder and long-time board member, as Chief Executive Officer. Terry Semel, current Yahoo! Chairman and CEO, will assume the position of non-executive Chairman and serve as an advisor and important resource for the company’s senior management team, while also working closely with the Board. The Board also named Susan Decker, formerly Executive Vice President and Head of Advertiser and Publisher Group, as President of the company.
Terry Semel said, “The Board and I have long talked about the importance of ensuring a smooth succession in Yahoo!’s senior leadership — and more recently, about the need for a leadership team committed to carrying Yahoo! through its multi-year transformation. As we discussed my future goals and plans, I was clear in telling the Board of my desire to take a step back sooner rather than later. I believe Jerry and Sue, with their superb talents and intense dedication to Yahoo! and its people, are the perfect combination to carry us forward. This is the time for new executive leadership, with different skills and strengths, to step in and drive the company to realize its full potential — it is the right thing to do, and the right time is now.”
Semel continued, “Jerry and Sue will make an unbeatable team. Jerry has long been recognized as an Internet visionary. His incredible experience and close involvement since founding the company 12 years ago have given him tremendous strategic, technical and industry insight as well as unparalleled knowledge and understanding of Yahoo! and its great potential. We are equally fortunate to have Sue Decker, one of the most talented executives in the industry, as our new President. Sue has played a broad and important role in driving our strategy over the years, and has shown even greater skills and leadership with the success she’s had in taking on more operating responsibilities. Both Jerry and Sue have been great partners to me and I am looking forward to collaborating with and supporting them both, as well as the Board, in any way that I can as Chairman. I’m proud of all that we’ve accomplished over the past six years during this exciting, still early stage of the Internet’s development, and my single goal is to ensure that Yahoo! achieves its full potential.”
Director Ed Kozel, speaking on behalf of the Board, said, “The entire Board appreciates the vital role Terry has played in making Yahoo! the Internet leader it is today. After joining the company in 2001, Terry helped refocus Yahoo! on key strategic priorities and execute clear plans for growth, while building and acquiring world-class products and properties. Under his leadership, we have delivered great value to Yahoo!’s users, advertisers and shareholders — increasing our revenues nearly nine-fold since 2001 to $6.4 billion for 2006, boosting our operating income from a loss in 2001 to nearly $1 billion last year, and creating more than $30 billion in shareholder value during his tenure. We’ve also built our industry-leading audience from 170 million users in 2001 to more than 500 million this year, and significantly expanded our strong and talented employee base from 3,500 to 12,000. All of us on the Board and throughout the company thank Terry for his many contributions over the years and for his willingness to stay on to assist Jerry, Sue and the Board as we drive Yahoo! forward.”

Kozel continued, “We believe there is no better person in the world to run Yahoo! now than our visionary co-founder Jerry Yang, who has helped build and run this company over the past 12 years. Jerry provides phenomenal strategic, technical, product and market leadership, has developed important relationships with major business partners, and has defined and nurtured Yahoo!’s unique, winning culture. As the public face of Yahoo!, Jerry has been instrumental in attracting world-class talent to the company at all levels. In our new President Sue Decker, Jerry has the perfect partner. Sue was an outstanding CFO, has played a key strategic role as part of our senior management team, and in her growing operational role, has had enormous success as well. We are confident we have the right team in place to realize the enormous opportunities ahead.”
Jerry Yang said, “I’m delighted to assume this leadership role at the company David Filo and I started 12 years ago. I want to thank Terry for his many contributions to Yahoo! and for giving the company six of its best years. He has been not only a strong leader, but a consummate partner. And, Sue and I look forward to working with him to build on our firm foundation for future success and improved financial performance. Sue has been an integral part of the management team and knows the company incredibly well. She has demonstrated her ability to build successful teams, drive critical partnerships, and lead some of our most important business initiatives. And she has proved herself to be adept in an increasingly broad range of complex operational responsibilities.
“I am very excited to be leading our exceptional team of 12,000 Yahoo!’s around the world,” Yang continued. “It’s an honor and a great responsibility, and I look forward to the challenge. My immediate and overarching priorities are to realize Yahoo!’s strategic vision by accelerating execution, further strengthening our leadership team and fostering an even stronger culture of winning.”
Sue Decker said, “It is an incredibly important time for Yahoo! and I am thrilled to be partnering with Jerry to execute on our strategic vision. We have a terrific opportunity to build upon the benefits that we are already realizing from the recent reorganization around our core customers: hundreds of millions of users, hundreds of thousands of advertisers, and tens of thousands of publishers all over the world. It has been a great privilege to work with and learn from Terry and his leadership team over the past six years and that foundation will serve us well as we focus on the great opportunities and challenges ahead.”
As part of this management change, Sue will assume leadership of Yahoo!’s business operations, which include the Advertiser and Publisher Group along with the Yahoo! Network, Connected Life, and our International operations. The Technology Group as well as all Corporate Functions will report to Jerry. David Filo will continue to play an important role in our management team by overseeing the company’s strong technology organization as Yahoo! searches for a new Chief Technology Officer.
Because Mr. Semel resigned as CEO and will continue on as non-executive Chairman, the Company said there will be no separation agreement with him.
NOTE: Attached are letters sent today from Terry Semel to the Board of Directors and from Ed Kozel, on behalf of the Board, to Terry Semel.
Analyst Conference Call
Yahoo! will host an analyst conference call to discuss the management changes at 4:45 p.m. Eastern Time today. A live webcast of the conference call can be accessed through the Company’s Investor Relations website at http://yhoo.client.shareholder.com/index.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available following the conference call by dialing 1.877.391.6738 (Primary) or 1.617.597.9374 (International), reservation number: 29243023.
About Jerry Yang
Jerry Yang co-created the Yahoo! Internet navigational guide in April 1994 with David Filo and co-founded Yahoo! Inc. in April 1995. He was appointed Chief Executive Officer of the company in June 2007. Mr. Yang, a leading force in the Internet media industry, has been instrumental in building Yahoo! into the world’s most highly trafficked Web site and one of the world’s most recognized brands. Since the company’s founding, Mr. Yang has been a key member of the executive management team. His focus at Yahoo! over the years has included corporate strategy, Yahoo!’s technology vision, strategic business partnerships and international joint ventures, and recruiting key talent. In addition to serving on the Yahoo! Board of Directors, Mr. Yang also currently serves on the boards of Cisco Systems, Yahoo! Japan, and Alibaba, and is a member of the Stanford University Board of Trustees. Mr. Yang holds B.S. and M.S. degrees in electrical engineering from Stanford University and is currently on a leave of absence from Stanford’s electrical engineering Ph.D. program.
About Susan Decker
Sue Decker, most recently head of Yahoo!’s Advertiser and Publisher Group and previously Chief Financial Officer, was instrumental in developing the Company’s recent reorganization plan and strategy. She also played a leading role in two of the Company’s key strategic initiatives announced in 2006, the formation of a strategic partnership with eBay making Yahoo! the exclusive provider of graphical advertising and complementary search advertising on eBay’s U.S. website; and the formation of a strategic partnership with a consortium of more than 150 daily U.S. newspapers to deliver search, display and classified advertising to consumers in the communities where they live and work. Prior to joining Yahoo! in June 2000, Ms. Decker was with Donaldson, Lufkin & Jenrette for 14 years — most recently as the global director of equity research. She currently serves on the board of directors for Berkshire Hathaway, Intel Corporation and Costco Wholesale. Ms. Decker holds a bachelor of science degree from Tufts University and a master of business administration degree from Harvard Business School.

Letter from Terry Semel to the Yahoo! Board of Directors
Dear Fellow Board Members:
I am incredibly proud to have led Yahoo! these past six years, and I want to thank the Board for the opportunity to serve such a pioneering company during this exciting, still early stage of the Internet’s development.
Since the day I arrived in Sunnyvale in the spring of 2001, I’ve been fortunate to work with some of the most remarkable, innovative and dedicated people I’ve ever known. At that time, following a collapse in Internet advertising, Yahoo! was facing severe challenges. But since then, by working together, the people of this great company have been able to achieve extraordinary growth and deliver substantial value to our shareholders.
Today, we are again addressing challenges created by dramatic changes in the needs of audiences and advertisers. And of course none of us is at all satisfied with the company’s recent financial performance. Despite these difficulties, however, Yahoo! continues to have tremendous fundamental strengths. We remain the leader in Internet advertising and a powerful competitive force in markets around the globe. In addition, we have achieved a great deal over the past several months, such as our recent successful launch of our critical new Panama search marketing platform, which puts us in a strong position to shape a very bright future for Yahoo!.
As you know, we have long talked about the importance of ensuring a smooth succession in Yahoo!’s senior leadership — and more recently, about the need for a leadership team committed to carrying Yahoo! through its multi-year transformation. As we discussed my future goals and plans, I was clear in telling you of my desire to take a step back sooner rather than later. I know we all agree that Jerry and Sue, with their superb talents and intense dedication to Yahoo! and its people, are the perfect combination to carry us forward. This is the time for new executive leadership, with different skills and strengths, to step in and drive the company to realize its full potential — it is the right thing to do, and the right time is now.
Jerry and Sue will make an unbeatable team. Jerry has long been recognized as an Internet visionary. His incredible experience and close involvement since founding the company 12 years ago have given him unique insight about the industry and unparalleled knowledge and understanding of Yahoo! and its potential. We are equally fortunate to have Sue Decker, one of the most talented executives in the industry, as our new President. Since joining Yahoo! seven years ago, Sue has taken on an increasingly broad and important role in driving our strategy, and she’s shown even greater skill and leadership as she’s taken on more operating responsibilities in the last eighteen months. No promotion could be more well-deserved. Jerry and Sue have been great partners to me, and I am excited to have the opportunity to continue working with the management team and the rest of the Board in my new role as non-executive Chairman.
I am a huge believer in Yahoo! and its people. We have a unique array of audience, advertising and technology assets that will become even more valuable as the Internet continues its rapid growth. And, I have no doubt that, with its new leadership team, Yahoo! will realize its enormous potential.
Sincerely,
Terry Semel

Letter from Ed Kozel, on behalf of the Yahoo! Board of Directors, to Terry Semel
Dear Terry,
For the past six years, you’ve played an incredibly vital role in making Yahoo! the Internet leader it is today. You’ve always done what you think is best for Yahoo!, its people and its shareholders, and we understand your view that now is the right time for a new team to lead Yahoo! forward as it embarks on its next phase of growth. In our conversations about succession planning, we’ve discussed the need for a leadership team committed to carrying Yahoo! through this multi-year transformation, and you’ve indicated your own desire to take a step back from the CEO role in a shorter rather longer time horizon. As a result, we all agree that the time for a change is now. We are incredibly fortunate to have — with Jerry and Sue — two uniquely gifted executives who are exactly what the company needs to build on the progress we’ve made in recent months. And, we appreciate your willingness to serve as non-executive Chairman and be an advisor and important resource for this new management team, while also continuing to work closely with the Board.
Yahoo! has achieved much during your time here. When you joined the company in 2001, you helped refocus Yahoo! on key strategic priorities and execute clear plans for growth, while building and acquiring world-class products and properties. Under your leadership, we have delivered great value to our users, advertisers and shareholders — increasing our revenues nearly nine-fold since 2001 to $6.4 billion for 2006, boosting our operating income from a loss in 2001 to nearly $1 billion last year, and creating more than $30 billion in shareholder value during your tenure. We’ve also built our industry-leading audience from 170 million users in 2001 to more than 500 million this year, and significantly expanded our strong and talented employee base from 3,500 to 12,000.
The past year has obviously been a difficult one for Yahoo! But the company has made important progress in laying a firm foundation for future success and improved financial performance. These efforts include the successful launch of our new Panama search advertising platform; new strategic partnerships with major media and Internet companies; a number of value-creating investments and acquisitions; and strengthening Yahoo!’s position in the emerging growth areas of social media, video and mobile. We will capitalize on these many achievements as Yahoo! embarks on its next phase of growth.
We believe there is no better person in the world to run Yahoo! now than our visionary co-founder Jerry Yang, who has helped build and run this company over the past 12 years. Jerry provides phenomenal strategic, technical, product and market leadership, and has developed important relationships with major business partners around the globe. He has defined and nurtured Yahoo!’s unique culture, and has helped bring some of the top talent in our industry to Yahoo!. In our new President, Sue Decker, Jerry has the perfect partner. Sue has long been a key leader within the company, and as she has assumed broader operational responsibilities, she has demonstrated her ability to build successful teams, forge critical partnerships and drive some of our most critical business initiatives.
With Jerry and Sue working with you and the rest of the Board to realize our strategic vision by accelerating execution and further strengthening our leadership, we are confident we have the right team in place to capitalize on the enormous opportunities ahead.
Sincerely,
Ed Kozel

About Yahoo!
Yahoo! Inc. is a leading global internet brand and one of the most trafficked Internet destinations worldwide. Yahoo!’s mission is to connect people to their passions, their communities and the world’s knowledge. Yahoo! is headquartered in Sunnyvale, California.
This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!’s expected financial performance (including without limitation the statements and information in the quotations from management in this press release), as well as Yahoo!’s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the successful implementation, and acceptance by advertisers, of the Company’s new search advertising system; the Company’s ability to compete with new or existing competitors; the implementation and results of the Company’s announced reorganization and management changes announced today; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!’s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to the Company’s international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; the Company’s ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content and distribution; and general economic conditions. All information set forth in this press release and its attachments is as of June 18, 2007. Yahoo! does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. More information about potential factors that could affect the Company’s business and financial results is included under the captions, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, which are on file with the SEC and available at the SEC’s website at www.sec.gov.
For more information, please contact:
Joanna Stevens
Yahoo! Inc.
(408) 349 7855
joanna@yahoo-inc.com
Kelly Delaney
Yahoo! Inc.
(408) 349 2579
kellyd@yahoo-inc.com
Reema Bahnasy
OutCast Communications for Yahoo!
(415) 345 4760
reema@outcastpr.com